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                                                                    Exhibit 4.44


                                AMENDMENT NO. 6
                         TO LOAN AND SECURITY AGREEMENT
                         ------------------------------


                                                May 9, 2001


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

         Congress Financial Corporation ("Lender"), Waxman Consumer Products Group Inc., a Delaware corporation ("Waxman Group"), Medal of Pennsylvania, Inc., a Delaware corporation formerly known as WOC Inc. ("Medal"), Western American Manufacturing, Inc., a Delaware corporation ("WAMI"), WAMI Sales, Inc., a Delaware corporation ("WAMI Sales", and together with Waxman Group, Medal and WAMI, each individually, a "Borrower" and collectively, "Borrowers"), Waxman Industries, Inc., a Delaware corporation ("Waxman Industries"), Waxman USA Inc., a Delaware corporation ("Waxman USA") and TWI, International, Inc., a Delaware corporation ("TWI", and together with Waxman Industries and Waxman USA, each individually, a "Guarantor" and collectively, "Guarantors") have entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of June 17, 1999, by and among Lender, Borrowers and Guarantors (as amended by Amendment No. 1 to Loan and Security Agreement dated as of December 8, 1999, Amendment No. 2 to Loan and Security Agreement dated as of March 29, 2000, Amendment No. 3 and Waiver to Loan and Security Agreement dated as of May 1, 2000, Amendment No. 4 and Consent to Loan and Security Agreement, dated as of July 10, 2000, Amendment No. 5 and Consent to Loan and Security Agreement, dated March 30, 2001 and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement.

         Borrowers and Guarantors have requested that Lender agree to decrease the amount of the Maximum Credit to $15,000,000, and Lender is willing to agree to such request, subject to the terms and conditions contained herein.



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         In consideration of the foregoing, and the agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

         1. AMENDMENTS.

            1.1 The definition of "Maximum Credit" in Section 1.48 of the Loan Agreement is hereby amended and restated as follows:

               "1.48 `Maximum Credit' shall mean the amount of $15,000,000."

            1.2 Section 12.1(a) of the Loan Agreement is hereby amended by deleting the words "on the earlier of: (i) the date which is the third (3rd) anniversary of the date hereof or the maturity date of the Senior Notes as the same may be extended or refinanced (such earlier date being referred to as the 'Renewal Date')" and replacing them with the following: "on the date which is the third (3rd) anniversary of the date hereof (such date being referred to as the 'Renewal Date')."

            1.3 Section 12.1(c) of the Loan Agreement is hereby amended by deleting the table immediately following the colon in the first sentence of such section and replacing it with the following:

                     "Amount       Period
                     -------       ------
           (i)      $400,000       From June 18, 2000 to and including June 17,
                                   2001

           (ii)     $200,000       From June 18, 2001 to and including April 17,
                                   2002

           (iii)    $150,000       If the term of this Agreement is extended,
                                   from the first day of the then current term to and including the date which is sixty
                                   (60) days prior to end of the then current term"

         2. AMENDMENT FEE. In addition to all other fees, charges, interests and expenses payable by Borrowers to Lender under the Loan Agreement and the other Financing Agreements, Borrowers shall jointly and severally pay to Lender a fee for entering into this Amendment and the transactions referred to herein in the amount of $5,000, which amount is fully earned and payable as of the date hereof and may be charged directly to any Borrower's loan account(s) maintained by Lender.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and each Guarantor, jointly and severally, individually and collectively, represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements,

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being a continuing condition of the making or providing of any Loans or Letter of Credit Accommodations by Lender to Borrowers:

            3.1 This Amendment has been duly authorized, executed and delivered by Borrowers and Guarantors, and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms.

            3.2 Neither the execution and delivery of this Amendment or any other agreements, documents or instruments in connection herewith or therewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof are in contravention of any law or regulation or any order or decree of any court or governmental instrumentality applicable to Borrowers or Guarantors or any of their respective Subsidiaries in any respect, or conflicts with or result in the breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound, or violates any provision of the Certificates of Incorporation or By-Laws of Borrowers or Guarantors.

            3.3 No Event of Default or act, condition or event which with notice or passage or time or both would constitute an Event of Default, exists or has occurred and is continuing.

         4. CONDITIONS PRECEDENT. The amendments set forth herein shall be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

            4.1 the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrowers and Guarantors;

            4.2 the receipt by Lender of such amounts (if any) as may be necessary to reduce the aggregate outstanding amount of all Borrowers' Loans and Letter of Credit Accommodations to less than $15,000,000;

            4.3 all requisite corporate action and proceedings in connection with this Amendment shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection herewith or therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities; and

            4.4 no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

         5. GENERAL.

            5.1 EFFECT OF THIS AMENDMENT. Except as modified and consented pursuant hereto, no

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other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

            5.2 FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

            5.3 GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

            5.4 BINDING EFFECT. This Amendment is binding upon and shall inure to the benefit of Lender, Borrowers, Guarantors and their respective successors and assigns. Any acknowledgment or consent contained herein shall not be construed to constitute a consent any other or further action by Borrowers or Guarantors or to entitle Borrowers or Guarantors to any other consent. The Loan Agreement and this Amendment shall be read and construed as one agreement.

            5.5 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

                                        Very truly yours,

                                        WESTERN AMERICAN MANUFACTURING,
                                        INC.

                                        By: /s/ Mark Wester
                                            --------------------------
                                        Title: Secretary/Treasurer
                                               -----------------------


                                        WAXMAN CONSUMER PRODUCTS
                                        GROUP, INC.

                                        By: /s/ Mark Wester
                                            --------------------------
                                        Title: Treasurer
                                               -----------------------


                       [SIGNATURES CONTINUE ON NEXT PAGE]


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                     [SIGNATURES CONTINUED FROM PRIOR PAGE]

                                        WAXMAN USA INC.

                                        By: /s/ Mark Wester
                                            --------------------------
                                        Title: VP - Finance
                                               -----------------------


                                        MEDAL OF PENNSYLVANIA, INC.,
                                        formerly known as WOC Inc.

                                        By: /s/ Mark Wester
                                            --------------------------
                                        Title: VP - Finance
                                               -----------------------


                                        WAMI SALES, INC.

                                        By: /s/ Mark Wester
                                            --------------------------
                                        Title: Secretary/Treasurer
                                               -----------------------


                                        WAXMAN INDUSTRIES, INC.

                                        By: /s/ Mark Wester
                                            --------------------------
                                        Title: CFO
                                               -----------------------

                                        TWI, INTERNATIONAL, INC.

                                        By: /s/ Mark Wester
                                            --------------------------
                                        Title: Secretary/Treasurer
                                               -----------------------



ACCEPTED AND AGREED:

CONGRESS FINANCIAL CORPORATION

By:  /s/ Cindy Denbaum
    ---------------------------
Title: VP
      -------------------------

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